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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

October 14, 2002	September 29, 2002
Date of Report	(Date of earliest event reported)

Maxwell Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10964 (Commission File Number)	95-2390133 (I.R.S. Employer Identification No.)
9244 Balboa Avenue, San Diego, California 92123 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code    (858) 279-5100

Not applicable
(Former name or former address, if changed since last report.)

        This Report on Form 8-K hereby incorporates by reference Form 8-K/A filed September 18, 2002 and Form 8-K filed July 19, 2002 by Maxwell Technologies, Inc., a Delaware Corporation ("Maxwell"), relating to the acquisition of Montena Components Ltd. ("Montena").

Item 2. Disposition of Assets.

        On September 29, 2002, the Company's I-Bus/Phoenix, Inc. subsidiary ("IBP") sold substantially all of the assets, liabilities and business operations of its applied computing business, located principally in San Diego, California and Tangmere, United Kingdom, to I-Bus Corporation, a new company, whose principal shareholders are former IBP senior managers. The IBP computing business designs, manufactures and sells applied computing systems mainly to original equipment manufacturers serving the telecommunications, broadcasting and industrial automation markets. The IBP computing business was sold for (i) an 8% Senior Subordinated Note in the aggregate principal amount of $7 million of which $1 million is payable (plus 50% of all accrued interest) on March 30, 2004 and $3 million is payable (plus 100% of all accrued interest) on each of March 30, 2005 and March 30, 2006; (ii) a warrant to purchase up to 19.9% of the common stock of the new I-Bus Corporation exercisable any time after June 30, 2004 at the fair market value per share at the time of exercise; and (iii) a possible additional contingent purchase price payment of $1 million if the new I-Bus Corporation sells the computing business prior to the cash repayment of the 8% Senior Subordinated Note referred to above. IBP also agreed to reimburse I-Bus Corporation for certain shutdown and restructuring costs and to provide up to $300,000 of a back up working capital credit facility until September 2003.

        The Company will not assign any value to the Subordinated Debt as its collectability is uncertain. The warrant will expire on the earlier of the date that I-Bus Corporation completes an initial public offering or the date on which a sale of I-Bus Corporation is completed. The book value of the net assets transferred to I-Bus Corporation included in these Pro Forma Financial Statements was $5.3 million as of June 30, 2002 and the actual amounts as of September 29, 2002 are not expected to be significantly different. The Company also wrote off $5.3 million of goodwill associated with the computing business, assumed approximately $0.8 million of I-Bus Corporation's shutdown costs and will record an impairment charge of $1.4 million related to certain Maxwell assets that supported the applied computing business.

        On September 30, 2002, the Company's Maxwell Electronic Components Group Inc. subsidiary ("ECG") sold substantially all of the assets, liabilities and business operations of its TeknaSeal glass-to-metal seals division in Minneapolis, Minnesota, to a group of private investors. TeknaSeal designs, manufactures and sells hermetic glass-to-metal seals for vacuum components, battery headers, implantable medical devices and other specialty applications. The aggregate purchase price was $5.5 million in cash, of which $1 million is held in an escrow account. Each calendar quarter following the sale, the escrow agent will release from escrow an amount equal to 40% of the sales during that quarter to certain key customers. If no sales to those customers occur during any calendar quarter during the term of the escrow, all sums then held in escrow shall be paid to the buyers and the escrow shall be terminated. The escrow shall otherwise terminate when all amounts held thereunder have been paid to Maxwell. Approximately $384,000 of the $5.5 million is payable to certain TeknaSeal employees under a TeknaSeal incentive program. The net cash proceeds of the TeknaSeal sale have been invested in short-term cash equivalents and will be used to finance the Company's ongoing liquidity requirements.

Item 7. Financial Statements and Exhibits.

  (a)
  Financial Statements of Businesses Acquired.

    Not Applicable

  (b)
  Pro-Forma Financial Information.

        Unaudited Pro Forma Condensed Combined Balance Sheet of Maxwell Technologies, Inc. and Subsidiaries as of June 30, 2002.

        Unaudited Pro Forma Condensed Combined Statement of Operations of Maxwell Technologies, Inc. and Subsidiaries for the year ended December 31, 2001.

        Unaudited Pro Forma Condensed Combined Statement of Operations of Maxwell Technologies, Inc. and Subsidiaries for the six months ended June 30, 2002.

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

        The following unaudited pro forma combined condensed financial information gives effect to:

  1)
  The acquisition of 100% of Montena Components, Ltd, as described in Maxwell's Form 8-K and Form 8-K/A filed July 19, 2002 and September 18, 2002, respectively.

  2)
  The sale by Maxwell's 100% owned subsidiary, Maxwell Electronic Components Group, Inc., of substantially all of the assets, liabilities and business operations of its TeknaSeal Division located in Minneapolis, MN. to a private group of investors for cash of approximately $5.5 million of which $4.5 million was received at closing and $1.0 million is held in escrow until the sales benchmarks are achieved. Approximately $385,000 of the $5.5 million is payable to certain TeknaSeal employees under a TeknaSeal incentive program.

  3)
  The sale by Maxwell's 100% owned subsidiary, I-Bus/Phoenix, Inc. ("IBP"), of substantially all of its computing assets, liabilities and business operations to a management group for a $7 million subordinated note due in three installments and bearing interest at a rate of 8%, a warrant to purchase up to 19.9% of the new I-Bus Corporation at any time after June 30, 2004 at the then fair market value of I-Bus Corporation and a contingent consideration of $1 million if I-Bus Corporation or its assets, are sold before the subordinated note has been repaid. The note is fully reserved. IBP also agreed to reimburse I-Bus Corporation for certain shutdown and restructuring costs and to provide a $300,000 back-up working capital credit facility until September 2003. Specifically, IBP sold all of its equity ownership in its 100% owned French and UK subsidiaries, certain assets of its 100% owned German subsidiary and its US based computing inventory, intellectual property and customer relationships. IBP retained US based accounts receivable and accounts payable and a royalty free license to certain intellectual property related to energy storage and power regulation in computers.

    The sale of the computing business has been accounted for as a divestiture for accounting purposes as the Company is not contingently liable for the performance on existing contracts transferred to I-Bus Corporation and has not provided any guarantees with respect to future contracts entered into by I-Bus Corporation.

  4)
  Maxwell is in the process of selling its manufacturing and administrative facility in San Diego, which contained IBP's US operations, and move the remaining IBP power systems operations to Maxwell's leased facility in San Diego. Maxwell also recorded impairment charges of $1.4 million related to certain Maxwell assets directly related to IBP.

        The unaudited pro forma combined condensed balance sheet is based on the historical balance sheets of Maxwell and Montena as of June 30, 2002 and has been prepared to reflect the acquisition of Montena, the sale of TeknaSeal and I-Bus/Phoenix, Inc.'s computing assets and the write-down of its owned facility held for sale and related other Maxwell assets as if these transactions had occurred as of June 30, 2002.

        The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2001 is based on the historical statement of operations of Maxwell, less operating results attributable to the IBP computing business and TeknaSeal, and combines the results of operations of Montena for the year ended December 31, 2001 as if the transactions had occurred as of January 1, 2001.

        The unaudited pro forma combined condensed statement of operations for the six months ended June 30, 2002 is based on the historical statements of operations of Maxwell, less operating results attributable to the IBP computing business and TeknaSeal, and combines the results of operations for Montena for the six months ended June 30, 2002 as if the transactions had occurred as of January 1, 2002.

        The pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the transactions had been completed as of the beginning of the periods presented, nor are they necessarily indicative of the future financial position or operating results of Maxwell. The pro forma combined condensed financial information does not give effect to any cost savings that may result from these transactions.

        The unaudited pro forma combined condensed financial information should be read in conjunction with the audited and unaudited financial statements and accompanying notes of Maxwell included in Maxwell's Annual Report on Form 10-K for the year ended December 31, 2001, Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002 and Current Report on Form 8-K, as amended, filed on July 19, 2002 and September 18, 2002, respectively.

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2002
(in thousands)

				Pro Forma Adjustments
	Montena	Maxwell	Consolidated	Montena		I-Bus & TeknaSeal		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$608	$6,584	$7,192	$(3,000	)(a)	$3,996	(a)	$8,188
Short-term investments	—	10,452	10,452	—				10,452
Accounts receivable, net	4,479	10,232	14,711	—		(3,631	)(b)	11,080
Inventories	5,336	13,246	18,582	—		(4,893	)(c)	13,689
Prepaid expenses and other current assets	1,040	1,134	2,174	(992	)(e)	(281	)(d)	901
Deferred income taxes	—	278	278	—		—		278
Assets held for sale	—	—	—	—		5,931	(f)	5,931
Due from related parties	263	—	263	—		—		263

Total current assets	11,726	41,926	53,652	(3,992)		1,122		50,782
Property, plant and equipment, net	2,394	20,283	22,677	1,100	(d)	(9,542	)(e)	14,235
Deferred income taxes	53	—	53	—		—		53
Intangible and other non-current assets	—	12,047	12,047	18,379	(f)	(8,425	)(g)	22,001

	$14,173	$74,256	$88,429	$15,487		$(16,845)		$87,071

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$5,980	$8,733	$14,713	$(309	)(a),(e)	$(2,179	)(h)	$12,225
Accrued employee compensation	1,092	1,926	3,018	—		(598	)(i)	2,420
Short-term borrowings	338	300	638	—		—		638
Income taxes payable	573	3,006	3,579	—		—		3,579
Deferred income taxes	138	—	138	—		—		138
Loan from pension fund	51	—	51	—		—		51
Due to related party	252	—	252	—		—		252
Loan from related party	1,093	—	1,093	—		—		1,093

Total current liabilities	9,517	13,965	23,482	(309)		(2,777)		20,396
Long-term debt	—	5,575	5,575	—		—		5,575
Loan from pension fund	202	—	202	—		—		202
Stockholders' equity:
Common stock	675	1,143	1,818	(450	)(b),(c)	—		1,368
Additional paid-in capital	—	94,312	94,312	20,025	(c)	—		114,337
Deferred Compensation	—	(102)	(102)	—		—		(102)
Accumulated deficit	3,779	(39,959)	(36,180)	(3,779	)(b)	(14,835	)(j)	(54,794)
Accumulated other comprehensive gain (loss)	—	(678)	(678)	—		767	(j)	89

Total stockholders' equity	4,454	54,716	59,170	15,796		(14,068)		60,898

	$14,173	$74,256	$88,429	$15,487		$(16,845)		$87,071

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2001
(in thousands, except share and per share data)

			Pro Forma Adjustments
	Montena	Maxwell	Montena		I-Bus & Teknaseal		Pro Forma
Sales	$27,262	$77,856	$(5,132	)(g)	$(29,548	)(a)	$70,438
Cost of sales	21,643	66,616	(5,311	)(g),(h)	(21,884	)(b)	61,064

Gross profit	5,619	11,240	179		(7,664)		9,374
Operating expenses:
Selling, general and administrative	5,379	23,661	—		(9,644	)(c)	19,396
Research and development	457	11,519	—		(5,169	)(d)	6,807

Total operating expenses	5,836	35,180	—		(14,813)		26,203

Operating income/(loss)	(217)	(23,940)	179		7,149		(16,829)
Gain on sale of business	—	39,142	—		—		39,142
Interest expense	(134)	(1,232)	—		—		(1,366)
Interest income and other, net	42	134	—		—		176

Income (loss) before income taxes and minority interest	(309)	14,104	179		7,149		21,123
Provision (credit) for income taxes	318	23,035	—		—		23,353
Minority interest in net loss of subsidiaries	—	(710)	—		481	(g)	(229)

Income (loss) from continuing operations	$(627)	$(8,221)	$179		$6,668		$(2,001)

Loss per share from continuing operations:
Basic loss per share		$(0.82)					$(0.16)

Diluted loss per share		$(0.82)					$(0.16)

Shares used in computing:
Basic loss per share		10,040,000	2,250,000				12,290,000

Diluted loss per share		10,040,000	2,250,000				12,290,000

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2002
(in thousands, except share and per share data)

			Pro Forma Adjustments
	Montena	Maxwell	Montena		I-Bus & Teknaseal		Pro Forma
Sales	$14,533	$25,944	$(4,524	)(g)	$(10,461	)(a)	$25,492
Cost of sales	10,997	25,793	(5,261	)(g),(h)	(12,026	)(b)	19,503

Gross profit	3,536	151	737		1,565		5,989
Operating expenses:
Selling, general and administrative	2,715	9,595	—		(4,510	)(c)	7,800
Research and development	238	4,913	—		(2,459	)(d)	2,692
Restructuring charge	—	812	—		(812	)(e)	—

Total operating expenses	2,953	15,320	—		(7,781)		10,492

Operating loss	583	(15,169)	737		9,346		(4,503)
Gain on sale of business	685	—	(685	)(g)	—		—
Interest expense	(111)	(192)	—		—		(303)
Interest income and other, net	(263)	425	—		(151	)(f)	11

Income (loss) before income taxes and minority interest	894	(14,936)	52		9,195		(4,795)
Provision (credit) for income taxes	131	(279)	—		—		(148)
Minority interest in net loss of subsidiaries	—	(241)	—		269	(g)	28

Income (loss) from continuing operations	$763	$(14,416)	$52		$8,926		$(4,675)

Loss per share from continuing operations:
Basic loss per share		$(1.33)					$(0.36)

Diluted loss per share		$(1.33)					$(0.36)

Shares used in computing:
Basic loss per share		10,838,000	2,250,000				13,088,000

Diluted loss per share		10,838,000	2,250,000				13,088,000

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Pro Forma adjustments related to the Montena acquisition

(a)
Cash paid for acquisition.

(b)
To eliminate the equity accounts and accumulated deficit of Montena Components, Ltd.

(c)
To record common stock issued in connection with acquisition.

(d)
To record fixed assets acquired at estimated fair market value.

(e)
To eliminate assets and liabilities of product line not acquired. In March 2002, Montena sold substantially all of the assets, liabilities and business operations of its Power Capacitor Division to EPCOS Electronic Components SA (EPCOS). The assets and liabilities not acquired related to a receivable of $991,000 from EPCOS for the sale of business and an accrual of $600,000 for losses on firm purchase commitments.

(f)
The residual amount of the purchase price over the net book value of the assets and liabilities have been allocated to intangible assets. The intangible assets consist of acquired backlog, developed core technology and goodwill.

(g)
To eliminate sales and cost of sales of product line previously sold by Montena (see (e) above).

(h)
Adjustment to reflect amortization of production backlog and developed core technology.

        Upon consummation of the acquisition, Maxwell acquired all of the stock of Montena, in exchange for $23.3 million of value consisting of Maxwell common stock valued at $20.3 million and cash of $3 million. The purchase price is calculated to be $23.6 million based on consideration provided and estimated acquisition related cost of $300,000. The purchase price for purposes of the unaudited pro forma combined financial statements was allocated as follows based upon a preliminary valuation of tangible and intangible assets at July 5, 2002 (in thousands).

        Total acquisition cost:

Cash and stock paid at acquisition	$23,300
Acquisition related expenses	300

$23,600

        Allocation to assets and liabilities as follows:

Tangible assets	$14,300
Assumed liabilities	(9,100)
Acquired backlog	464
Developed Core Technology	1,136
Goodwill	16,800

$23,600

Pro Forma adjustments related to the I-Bus and TeknaSeal disposition

Pro-Forma Adjustments to the Balance Sheets as of June 30, 2002 (in thousands)

Reference	Description	DR (CR) Amount
(a)	Cash at I-Bus	$(112)
	Cash at Teknaseal	(62)
	Cash from sale of Teknaseal of $5.5 million less $1 million in escrow and expenses of $0.3 million	4,170

$3,996

(b)	Subtract accounts receivable, I-Bus Subtract accounts receivable, Teknaseal	$(2,889 (742	) )

$(3,631)

(c)	Subtract inventory, I-Bus Subtract inventory, Teknaseal	$(4,480 (413	) )

$(4,893)

(d)	Subtract prepaid expenses and other current assets, I-Bus Subtract prepaid expenses and other current assets, Teknaseal	$(272 (9	) )

$(281)

(e)	Subtract net fixed assets, I-Bus
Subtract net fixed assets, Teknaseal
Reclass certain net fixed assets at Maxwell that are held for sale
	Record impairment on certain Maxwell assets that supported I-Bus	$(1,983 (200 (5,931 (1,428	) ) ) )

$(9,542)

(f)	Record building and leasehold improvements as held for sale	$5,931

(g)	Subtract goodwill and other long term assets assigned to I-Bus Subtract goodwill and other long term assets assigned to Teknaseal	$(5,384 (3,041	) )

$(8,425)

(h)	Subtract accounts payable and accrued liabilities, I-Bus Subtract accounts payable and accrued liabilities, Teknaseal Accrue estimated expenses associated with disposition of I-Bus	$2,713 228 (762)

$2,179

(i)	Subtract accrued compensation, I-Bus Subtract accrued compensation, Teknaseal	$529 69

$598

(j)	Subtract foreign currency translation, I-Bus Gain/loss on disposal of Teknaseal Loss on disposal of I-Bus and asset impairment	$(767 — 14,835)

$14,068

The table below reconciles the accumulated deficit as originally reported with the pro forma adjustments related to the disposition of I-Bus and Teknaseal.

Retained Earnings Reconciliation (in thousands)

Accumulated deficit as originally reported		$(39,959)
Disposition of TeknaSeal:
Cash proceeds less $1 million held in escrow	$4,500
Less assets sold net of liabilities assumed by buyer	(1,129)
Less goodwill associated with Teknaseal	(3,041)
Less estimated expenses related to sale	(330)

Net gain/(loss) on disposition of Teknaseal		—
Disposition of I-Bus computing systems assets:
Subordinated note receivable	$7,000
Less reserve for note	(7,000)
Warrant & contingent consideration	—
Less assets sold net of liabilities assumed by buyer	(7,325)
Less goodwill associated with I-Bus computing systems	(5,320)
Impairment of Maxwell assets that support I-Bus computing systems	(1,428)
Shutdown costs assumed by Maxwell	(762)

Net loss on disposition of I-Bus computing systems		(14,835)
Pro Forma accumulated deficit		$(54,794)

Pro-Forma Adjustments to the Statements of Operations to remove the results of I-Bus and Teknaseal (in thousands)

		Six months ended June 30, 2002		Twelve months ended December 31, 2001
Account
(a)	Sales I-Bus Teknaseal	$(8,239 (2,222	) )	$(24,063 (5,485	) )

		$(10,461)		$(29,548)

(b)	Cost of Sales I-Bus Teknaseal	$(10,778 (1,248	) )	$(18,299 (3,585	) )

		$(12,026)		$(21,884)

(c)	Selling, general and administrative expenses I-Bus Teknaseal	$(4,146 (364	) )	$(8,921 (723	) )

		$(4,510)		$(9,644)

(d)	Research and development I-Bus Teknaseal	$(2,459 —)		$(5,169 —)

		$(2,459)		$(5,169)

(e)	Restructuring I-Bus Teknaseal	$(812 —)		— —

		$(812)		—

(f)	Interest income and other, net I-Bus Teknaseal	$(151 —)		— —

		$(151)		$—

(g)	Minority interest in net loss of subsidiaries I-Bus Teknaseal	$270 (1)		$505 (24)

		$269		$481

Exhibits
99.1	Asset Purchase Agreement dated as of September 30, 2002, between Maxwell Electronic Components Group, Inc. and Tekna Seal L.L.C.
99.2	Purchase and Sale Agreement dated as of September 29, 2002 between I-Bus/Phoenix, Inc. and I-Bus Corporation.
99.3	8% Senior Subordinated Promissory Note dated September 29, 2002 in the principal amount of $7,000,000.
99.4	Warrant for Common Stock of I-Bus Corporation dated September 29, 2002 issued to I-Bus/Phoenix, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.
DATE 10/14/2002	By	/s/ JAMES A. BAUMKER
	Name	James A. Baumker
	Title	Chief Financial Officer

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  Item 2. Disposition of Assets.
  Item 7. Financial Statements and Exhibits.
MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET As of June 30, 2002 (in thousands)
MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2001 (in thousands, except share and per share data)
MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2002 (in thousands, except share and per share data)
MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
SIGNATURES